SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                AEROTELESIS, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                     95-2554669
               --------                                     ----------
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)


     1554 Sepulveda Blvd. Suite #118
         Los Angeles, California                              90025
         -----------------------                              -----
  (Address of principal executive offices)                  (Zip Code)


                             2003 Stock Option Plan
                             ----------------------
                            (Full title of the plan)


                                Joseph Gutierrez
                         1554 Sepulveda Blvd. Suite #118
                              Los Angeles, CA 90025
                     (Name and address of agent for service)


                                 (310) 235-1727
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                               Proposed maximum      Proposed maximum
 Title of Securities        Amount to be      offering price per    aggregate offering        Amount of
   to be registered        registered (1)          share (2)            price (2)         registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock                 5,000,000               $1.49              $7,450,000             $876.87
-------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on June 23, 2005, as reported on the OTC Electronic Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents are hereby incorporated by reference into this registration statement:

            (a) The Annual Report for the fiscal year ended March 31, 2004, filed by the registrant with the Securities and Exchange Commission (the
"Commission") on Form 10-KSB on July 14, 2004, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed and the subsequent amendment thereto as filed on April 28, 2005.

            (b) The quarterly reports for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004, and subsequent amendments thereto, all as filed by the registrant with the Commission on Forms 10-QSB.

            (c) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

            Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel.

            Claudia J. Zaman Attorney At Law has given an opinion on the validity of the securities being registered hereunder. Ms. Zaman owns 5,000 shares of the Company's common stock, holds options to purchase shares of the Company's common stock and may be issued some of the shares being registered herein.

Item 6.     Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.


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

      In addition, our Certificate of Incorporation and our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors, officers and employees, and persons serving, at our request, in such capacities in other business enterprises including, for example, our subsidiaries, including those circumstances in which indemnification would otherwise be discretionary. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            5.    Opinion regarding legality

            23.1  Consent of Clyde Bailey P.C.

            23.2  Consent  of  Claudia J. Zaman  Attorney  At Law  (included  in
                  Exhibit 5)

            99.1  2003 Stock Option Plan

Item 9.     Undertakings.

            (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on this 23rd day of June, 2005.

                                            AEROTELESIS, INC.
                                            A Delaware Corporation


                                            /s/ Joseph Gutierrez

                                            By:  Joseph Gutierrez
                                            Its: President

                            Special Power of Attorney

      The undersigned constitute and appoint Joseph Gutierrez their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated: June 23, 2005                    /s/ Joseph Gutierrez
                                        Joseph Gutierrez, President and Director


Dated: June 23, 2005                    /s/ Maral Ajemian
                                        Maral Ajemian, Director


Dated: June 23, 2005                    /s/ Christopher Cox
                                        Christopher Cox, Director

                                INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------

5.                Opinion regarding legality
23.1              Consent of Clyde Bailey P.C.
23.2              Consent  of  Claudia J. Zaman  Attorney  At Law  (included  in
                  Exhibit 5)
99.1              2003 Stock Option Plan